Rackspace Appoints Taylor Rhodes as Managing Director,
to Lead the Company's International Operations

SAN ANTONIO, TX (December 2, 2011) - Rackspace® Hosting (NYSE: RAX), the service leader in cloud computing, today announced that Taylor Rhodes has been appointed as Managing Director, International to lead the company's business in Europe, the Middle East, Africa, and the Asia-Pacific region. Rhodes is replacing David Kelly, Rackspace's Senior Vice President, International. Kelly will be leaving Rackspace on February 29, 2012, to pursue entrepreneurial interests.

Rhodes joined Rackspace in 2007 to lead the Intensive business unit, where he was responsible for delivering Fanatical Support® to more than 1,000 of the company's largest and most complex customers. Rhodes then went on to start up Rackspace Enterprise Services, a business unit that launched Rackspace up-market from its SMB roots. Rhodes was most recently appointed in January 2011 to lead the Rackspace Enterprise business in Europe.

“Having been a Racker for over four years, I'm passionate about the company's vision of delivering an exceptional customer service experience through Fanatical Support, and that vision is alive across our international business,” said Rhodes. “The international team is doing something very special here and we have reached some major milestones, including the successful launch of the European Cloud and recognition by the Sunday Times, Financial Times and National Business Awards as a top employer. I'm excited about the future.”

Rhodes joined Rackspace from EDS, where he held a series of progressive leadership roles managing end-to-end relationships with large global customers. Rhodes is also an ex-US Marine Corps officer, and holds a MBA degree from The University of North Carolina at Chapel Hill, a top US business school. Rhodes' new role will be responsible for developing the company's strategic priorities and creating business growth across International Markets.

“I am thrilled to have veteran Racker Taylor Rhodes step into this role, said Lanham Napier, president and CEO of Rackspace. “Taylor has consistently demonstrated strong leadership and has our Fanatical Support promise at the heart of everything he does. We are confident that we will see our international business continue to grow.”

“I appreciate the contributions that David Kelly has made to help our international operations and want to thank him for his leadership and wish him well as he pursues his entrepreneurial dreams,” added Napier.

About Rackspace
Rackspace Hosting (NYSE: RAX) is the service leader in cloud computing, and a founder of OpenStack™, an open source cloud operating system. The San Antonio-based company provides Fanatical Support® to its customers and partners, across a portfolio of IT services, including Managed Hosting and Cloud Computing. Rackspace has been recognized by Bloomberg BusinessWeek as a Top 100 Performing Technology Company and was featured on Fortune's list of 100 Best Companies to Work For. The company was also positioned in the Leaders Quadrant by Gartner Inc. in the "2010 Magic Quadrant for Cloud Infrastructure as a Service and Web Hosting." For more information, visit www.rackspace.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning anticipated operational and financial benefits from Rackspace strategies related to additions or changes in leadership, the success of leadership transition, company growth or success of new operational initiatives, any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the integration and effectiveness of new leadership into the Rackspace culture and business operations, instability or downturns in the economy, the effectiveness of managing company growth, infrastructure failures and other risks that are described in Rackspace Hosting's Form 10-Q for the quarter ended September 30, 2011, filed with the SEC on November 9, 2011. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.